Exhibit 10.5


                      FIFTH AMENDMENT TO LOAN AGREEMENT


FIFTH AMENDMENT TO LOAN AGREEMENT (defined below) dated as of June 27, 2001 and executed by and between:

     THE PANAMA BRANCH OF BANKBOSTON, N.A., the duly licensed branch in the Republic of Panama of BankBoston, N.A., a national banking association organized under the laws of the United States of America, and which has its principal office located at Edificio Banco de Boston, Via Espana 122, Apartado 5368, Panama 5, Panama (the "Bank"); and

     PANAMCO DE VENEZUELA, S.A., a sociedad anonima organized and existing under the laws of the Republic of Venezuela with its principal office located at 4TA. Transversal de Los Cortijos de Lourdes, Edificio Coca-Cola y Hit de Venezuela, Caracas, 1071, Venezuela (the "Borrower").


WHEREAS:

A. The Borrower, in its capacity as attorney-in-fact for each of C.A. Embotelladora Caracas, Embotelladora Carabobo, S.A., C.A. Embotelladora Tachira and Embotelladora Guayana, S.A. (each, an "Original Borrower") entered into that certain Loan Agreement, dated as of September 30, 1997, with the Nassau Branch of BankBoston, N.A. ("Nassau Branch") whereby Nassau Branch extended loans in the aggregate of up to US$35,030,000.00 to the Original Borrowers (the "Loan Agreement").

B. The Borrower, in its capacity as attorney-in-fact for each of the Original Borrowers, entered into that certain Amendment to the Loan Agreement and Assignment, dated as of December 30, 1997, with the Nassau Branch and the Bank whereby the Loan Agreement was amended, among others, to provide for the assignment by Nassau Branch of all of its rights, title and interests under the Loan Agreement to the Bank.

C. The Borrower, in its capacity as attorney-in-fact for each of the Original Borrowers, entered into that certain Second Amendment to the Loan Agreement, dated as of December 29, 1998, with the Bank whereby the Loan Agreement, as amended, was further amended, among others, to reduce the aggregate outstanding principal balance under the Loan Agreement, as amended, to US$15,000,000.00.

                                             FIFTH AMENDMENT TO LOAN AGREEMENT
                                                                        PAGE 2

D. The Borrower, in its capacity as attorney-in-fact for each of the Original Borrowers, entered into that certain Third Amendment to Loan Agreement, dated as of October 26, 1999, with the Bank whereby the Loan Agreement, as amended, was further amended, among others, to provide that the Original Borrowers merged with and into the Borrower and that the Borrower assumed all of the obligations, duties and responsibilities of each of the Original Borrowers.

E. The Borrower entered into that certain Fourth Amendment to Loan Agreement, dated as of December 28, 1999, with the Bank whereby the Loan Agreement, as amended, was further amended, among others, to change the then Facility Termination Date to June 27, 2001 and the interest rate on each Loan to LIBO Rate plus 2.05%.

F. The Borrower has requested the Bank, and the Bank has agreed subject to the following terms and conditions, to extend the repayment date of the Loans until June 27, 2002 and to decrease the interest rate on each Loan to LIBO Rate plus 2.00%.


NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Definitions. Except as otherwise indicated, all capitalized terms used herein shall have the meaning given to them in the Loan Agreement.

2. Modifications to the Loan Agreement. On the Effective Date (as defined inss.3 below) the following sections of the Loan Agreement shall be modified as follows:

     (a)  The definition of Facility Termination Date shall read as follows:

          Facility Termination Date shall mean June 27, 2002.

     (b)  ss.2.2(a) shall read as follows:

          Each Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum, after deduction of any applicable withholding taxes, equal to the LIBO Rate plus 2.00%.

3. Effective Date. This Fifth Amendment shall become effective on the date (the "Effective Date") when all of the following conditions precedent shall have been satisfied in form and substance satisfactory to the Bank:

                                             FIFTH AMENDMENT TO LOAN AGREEMENT
                                                                        PAGE 3

     (a) All corporate actions of the Borrower necessary for the valid execution, delivery and performance by it of this Fifth Amendment shall have been duly taken and evidence thereof shall have been provided to the Bank.

     (b) The representations and warranties of the Borrower contained inss.3 of the Loan Agreement shall be true on and as of the Effective Date as if they had been made on such date and as if each reference to the Loan Agreement were to the Loan Agreement as amended by this Fifth Amendment.

     (c)  No Default shall have occurred and be continuing.

     (d) The Borrower shall be in compliance in all material respects with all the terms and provisions set forth in the Loan Agreement on its part to be observed or performed on or prior to the Effective Date.

4. Representations and Warranties. The Borrower represents and warrants to the Bank that (i) its representations and warranties contained inss.3 of the Loan Agreement are true on the date hereof as though made on such date and as though each reference therein to the Loan Agreement were to the Loan Agreement as amended by this Fifth Amendment, and (ii) no Default has occurred or is continuing or will occur after giving effect to this Fifth Amendment and the transactions contemplated hereunder.

5. References. As of the Effective Date, all references to the Loan Agreement shall be to the Loan Agreement as amended hereby.

6. Continued Effectiveness. Except as otherwise provided herein all other terms of the Loan Agreement shall remain in full force and effect.

7. Counterparts. This Fifth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Fifth Amendment by signing any such counterpart.

                                      [Signatures follow on next page . . . .]

                                             FIFTH AMENDMENT TO LOAN AGREEMENT
                                                                        PAGE 4




IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized officer to duly execute and deliver this Fifth Amendment as of the date first above written.


PANAMCO DE VENEZUELA, S.A.                    THE PANAMA BRANCH OF
     (as Borrower)                              BANKBOSTON, N.A.
                                                    (as Bank)


By:                                           By:
    -------------------------------               -----------------------------
    Name:                                         Name:
    Title:                                        Title:


Acknowledged and Agreed to:

PANAMERICAN BEVERAGES, INC.
      (as Guarantor)



By:
    -------------------------------
    Name:
    Title:

                  THIRD AMENDED AND RESTATED LIMITED GUARANTY


THIRD AMENDED AND RESTATED LIMITED GUARANTY, dated as of June 27, 2001, by PANAMERICAN BEVERAGES, INC. (the "Guarantor") in favor of BANKBOSTON, N.A., a national banking association with its head office at l00 Federal Street, Boston, Massachusetts 02110, its foreign and domestic branches and Affiliates (the "Bank") in replacement of that certain Amended and Restated Limited Guaranty, dated as of October 26, 1999, issued and delivered by the Guarantor in favor of the Bank. In consideration of the Bank's giving, in its discretion, time, credit or banking facilities or accommodations to the Customer, the Guarantor agrees as follows:

          1. DEFINITIONS. As used in this Guaranty:

          "Affiliate" means any entity controlling, controlled by or under common control with the Bank.

          "Business Day" means a day on which banks are open for the transaction of banking business in Boston, Massachusetts.

          "Customer" means Panamco de Venezuela, S.A., and includes its successors.

          "Guaranty" means this Amended and Restated Limited Guaranty as originally executed.

          "Obligations" means all liabilities, agreements and other obligations of the Customer to the Bank, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising or acquired (whether by way of discount, letter of credit, lease, loan, overdraft or otherwise), including all obligations arising under that certain Loan Agreement, dated as of September 30, 1997, by and among the Customer, in its capacity as attorney-in-fact for each of C.A. Embotelladora Caracas, Embotelladora Carabobo, S.A., C.A. Embotelladora Tachira and Embotelladora Guayana, S.A. (each, an "Original Customer") and the Nassau Branch of BankBoston, N.A. ("Nassau Branch"), whereby Nassau Branch extended loans in the aggregate of up to US$35,030,000.00 to the Original Borrowers, as such has been amended from time to time, including but not limited to (a) the assignment of the loan to the Panama Branch of BankBoston, N.A., (b) the reduction of the aggregate amount outstanding at any one time to $15,000,000.00, (c) the Customer replaced each of the Original Customers as borrower under the Loan Agreement, and (d) under the Fifth Amendment to Loan Agreement, dated as of June 27, 2001 by and between the Customer and the Panama Branch of the Bank, the Facility Termination Date was extended to June 27, 2002 and the interest rate on each Loan was changed to LIBO Rate plus 2.00%.

          "Obligation Agreement" means any bill of exchange, draft, promissory note, agreement or other writing evidencing, securing or otherwise executed in connection with any Obligation, as such may be amended from time to time.

          "Obligation Currency" means the currency in which an Obligation is to be paid.

          2. GUARANTY OF PAYMENT AND PERFORMANCE. The Guarantor hereby guarantees to the Bank the full and punctual payment when due (whether at maturity, by

                                   THIRD AMENDED AND RESTATED LIMITED GUARANTY
                                                                        PAGE 2


acceleration or otherwise) at the place specified therefor or, if no place of payment is specified, at the office designated by the Bank, and the performance, of each Obligation of the Customer to the Bank. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Bank first attempt to collect any of the Obligations from the Customer or resort to any security or other means of obtaining their payment. Should the Customer default in the payment or performance of any of the Obligations, the obligations of the Guarantor with respect to the Obligations shall become immediately due and payable to the Bank, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Bank on any number of occasions.

          3. GUARANTOR'S AGREEMENT TO PAY. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Bank, on demand, in funds immediately available to the Bank,

          (a) the amount of each Obligation which has not been paid when due, in the Obligation Currency and at the place of payment specified therefor, or if no place of payment is specified, at the office designated by the Bank; or

          (b) at the option of the Bank (expressed in its demand for payment hereunder) and in lieu of payment in the Obligation Currency, in United States currency and at the head office of the Bank, an amount equal to the cost in United States currency of the amount of the Obligation Currency needed to pay in full and discharge such Obligation, determined at the Bank's spot rate of exchange in Boston, Massachusetts for the purchase of such Obligation Currency with United States currency at the close of business on the Business Day next preceding the date of payment of such Obligation (or if there is no such rate on such date, such rate on the next preceding date for which there is such a rate); and

          (c) in United States currency and at the head office of the Bank, all costs and expenses (including court costs and legal expenses) incurred or expended by the Bank in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment, at the rate per annum equal to l8% or, if higher, the rate of interest announced by BankBoston, N.A. from time to time at its head office as its Base Rate, plus 4%; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

          4. LIMITED GUARANTY. The liability of the Guarantor hereunder shall be the sum of (i) all Obligations (exclusive of accruals in respect of interest thereon, and banking charges, commissions, costs and expenses chargeable to the Customer in respect thereof) up to but not exceeding Fifteen Million Dollars (US$15,000,000.00) in the aggregate plus, without limitation as to the amounts thereof, (ii) all interest, banking charges, commissions and fees chargeable to the Customer in respect of such Obligations, and (iii) all interest and other costs and expenses payable by the Guarantor pursuant to
Section 3 hereof. Each payment made by the Guarantor hereunder which is applied against the Obligations referred to in clause (i) above shall reduce such liability by a like amount. The Bank"s dealings with the Customer need not be

                                   THIRD AMENDED AND RESTATED LIMITED GUARANTY
                                                                        PAGE 3

limited to any particular sum notwithstanding any limitation herein upon the liability of the Guarantor.

          5. WAIVERS BY GUARANTOR; BANK'S FREEDOM TO ACT. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms and if there is an Obligation Agreement, strictly in accordance with the terms thereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Customer, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any Obligation Agreement and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Bank to assert any claim or demand or to enforce any right or remedy against the Customer; (ii) any extensions or renewals of any Obligation; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any Obligation Agreement; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation;
(v) the adequacy of any rights the Bank may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights the Bank might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor.

          6. UNENFORCEABILITY OF OBLIGATIONS AGAINST CUSTOMER. If for any reason the Customer has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Customer by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Customer, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any Obligation Agreement shall be immediately due and payable by the Guarantor.

          7. SUBROGATION; SUBORDINATION. Until the payment and performance in full of all Obligations, the Guarantor shall not exercise any rights against the Customer arising as a result of payment by the Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Bank or its Affiliates in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantor will not claim any set-off or counterclaim against the Customer in respect of any liability of the Guarantor to the Customer; and the Guarantor waives any benefit of and any right to participate in any collateral which may be held by the Bank or any such Affiliate. The payment of any amounts due with respect to any indebtedness of the Customer now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of any Obligations, provided that so long as no

                                   THIRD AMENDED AND RESTATED LIMITED GUARANTY
                                                                        PAGE 4

default in the payment or performance of any Obligations has occurred and is continuing, or no demand for payment of any of the Obligations has been made that remains unsatisfied, the Customer may make, and the Guarantor may demand and accept, any scheduled payments of principal of and interest on such subordinated indebtedness in the amounts, at the rates and on the dates specified in such instruments, securities or other writings as shall evidence such subordinated indebtedness. The Guarantor agrees that after the occurrence of any default in the payment or performance of any Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Customer to the Guarantor until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Bank and be paid over to the Bank on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

          8. FURTHER ASSURANCES. The Guarantor agrees that it will, from time to time at the request of the Bank, provide to the Bank its most recent publicly available audited and unaudited balance sheets and related statements of income and changes in financial condition (prepared on a consolidated basis with the Guarantor's subsidiaries, if any) and such other publicly available information relating to the business and affairs of the Guarantor as the Bank may reasonably request. The Guarantor also agrees, upon demand after any change in the condition or affairs (financial or otherwise) of the Guarantor deemed by the Bank to be adverse and material, to secure the payment and performance of its obligations hereunder by delivering, assigning or transferring to the Bank or granting the Bank a security interest in additional collateral of a value and character satisfactory to the Bank, and authorizes the Bank to file any financing statement deemed by the Bank to be necessary or desirable to perfect any security interest granted by the Guarantor to the Bank, and as agent for the Guarantor, to sign the name of the Guarantor thereto. The Guarantor also agrees to do all such things and execute all such documents, including financing statements, as the Bank may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Bank hereunder.

          9. TERMINATION; REINSTATEMENT. This Guaranty shall remain in full force and effect until the Bank is given written notice of the Guarantor's intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Bank by the individual designated in Section 12 hereof. No such notice shall affect any rights of the Bank or of any Affiliate hereunder including, without limitation, the rights set forth in Sections 5 and 7, with respect to Obligations incurred prior to the receipt of such notice or Obligations incurred pursuant to any contract or commitment in existence prior to such receipt, and all checks, drafts, notes, instruments (negotiable or otherwise) and writings made by or for the account of the Customer and drawn on the Bank or any of its agents purporting to be dated on or before the date of receipt of such notice, although presented to and paid or accepted by the Bank after that date, shall form part of the Obligations. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Bank upon the insolvency, bankruptcy or reorganization of the Customer, or otherwise, all as though such payment had not been made or value received.

                                   THIRD AMENDED AND RESTATED LIMITED GUARANTY
                                                                        PAGE 5

          10. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns. Without limiting the generality of the foregoing sentence, the Bank may assign or otherwise transfer any Obligation Agreement or any note held by it evidencing the Obligations, or sell participations in any interest therein, to any other person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Bank herein.

          11. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Bank. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          12. NOTICES. All notices and other communication called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed by means of an internationally recognized international air courier delivery service, or by first class mail postage prepaid, or in the case of facsimile transmission, when transmitted, answer back received, addressed as follows: if to the Guarantor, at Calle 50, Torre Dresdner Bank, Piso 7, Ciudad de Panama, Republica de Panama Attention: General Counsel, and if to the Bank, at l00 Federal Street, Boston, Massachusetts 02110, Telex: 940581 BOSTONBK BSN
Attention: Renata L. Salgado, or at such other address as either party may designate in writing.

          l3. GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of The Commonwealth of Massachusetts or any Federal Court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified in Section 12 hereof. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

          14. JUDGMENT CURRENCY. If for the purpose of obtaining judgment in any court or enforcing any such judgment it is necessary to convert any amount due in any Obligation Currency into any other currency, the rate of exchange used shall be the Bank's spot rate of exchange for the purchase of the Obligation Currency with such other currency at the close of business on the Business Day preceding the date on which judgment is given or any order for payment is made. The obligation of the Guarantor in respect of any amount due from it hereunder shall, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any judgment or order in any other currency or otherwise, be discharged only to the extent that on the Business Day following receipt by the Bank of any payment in a currency other than the Obligation Currency the Bank is able (in accordance with normal banking procedures) to purchase the Obligation Currency with such other currency. If the amount of the Obligation Currency that the Bank is able to purchase with such other currency is less than the amount due in the Obligation Currency, notwithstanding any judgment or order, the Guarantor shall indemnify the Bank for the shortfall.

                                   THIRD AMENDED AND RESTATED LIMITED GUARANTY
                                                                        PAGE 6

          15. SUBSTITUTE CONVERSION RATE. If on any conversion date provided for in this Guaranty the Bank is not quoting a spot rate of exchange in Boston, Massachusetts for the purchase of an Obligation Currency with United States currency, the rate of exchange to be applied in lieu thereof shall be the official rate of exchange for the purchase of United States currency with the relevant Obligation Currency established by the country in which the Obligation Currency is legal tender as made available by such country to the International Monetary Fund and as reported by the International Monetary Fund at its headquarters in Washington, D.C. to be in effect on such date.

          16. OBLIGATIONS ABSOLUTE. The Guarantor agrees that its obligations hereunder shall not be affected by (i) any law, regulation, order, decree or directive (whether or not having the force of law) or any interpretation thereof, now or hereafter in effect in any jurisdiction, that purports to modify any of the terms of or rights of the Bank with respect to any Obligation or under any Obligation Agreement or this Guaranty, including without limitation any law, regulation, order, decree or directive or interpretation thereof that purports to require or permit the satisfaction of any Obligation other than strictly in accordance with the terms of such Obligation and any related Obligation Agreement (such as by the tender of a currency other than the Obligation Currency) or that restricts the procurement of the Obligation Currency by the Customer or the Guarantor; or (ii) any agreement, whether or not signed by or on behalf of the Bank, in connection with the restructuring or rescheduling of public or private obligations in the Customer's country, whether or not such agreement is stated to cause or permit the discharge of the Obligations prior to the final payment in full of the Obligations in the Obligation Currency in strict accordance with any Obligation Agreement.

          17. SPECIAL AGREEMENT WITH RESPECT TO DEBT RESTRUCTURING. If an Obligation shall be made subject to a debt restructuring arrangement between a country and its creditors or creditors of persons or entities of such country, and as a result thereof the Bank, as holder of such Obligation and other credit facilities to such country, persons or entities of such country, shall agree to provide any new credit facilities, the Guarantor shall fund (and be the beneficial owner of) that amount of such new credit facilities which is calculated by (i) dividing the face value of such Obligation by the aggregate amount of the Bank's credit facilities made part of the restructuring arrangement and (ii) multiplying the result by the amount of such new credit facilities. The Guarantor agrees to execute and deliver such documents and take such actions as may be requested by the Bank to effect the purposes of this Section 17. The Bank agrees to provide the Guarantor with copies of the relevant documents governing its participation in the restructuring arrangement and new credit facilities and shall provide the Guarantor with the basis on which it has calculated the Guarantor's portion of such new credit facilities, which calculations shall be conclusive absent manifest error.

          18. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

                                   THIRD AMENDED AND RESTATED LIMITED GUARANTY
                                                                        PAGE 7


          19. AMENDED AND RESTATED LIMITED GUARANTY. Upon the effectiveness of the Merger, and only upon the effectiveness thereof, this Guaranty will amend and restate the terms of the Limited Guaranty. Although this Guaranty will supersede the Limited Guaranty, the execution, delivery and acceptance of this Guaranty shall not constitute a waiver of the Guarantor"s obligations under the Limited Guaranty, nor shall the execution, delivery or acceptance hereof be deemed to satisfy any such obligation, the intent of the Guarantor being to hereby amend and restate the agreed terms applicable to such obligations.

          IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty, or caused this Guaranty to be executed and delivered by its duly authorized officer, as of the date appearing on page one.


WITNESS:                                     PANAMERICAN BEVERAGES, INC.
                                                   (the Guarantor)


Name:                                        By:
      --------------------------------           -----------------------------
      Print/Type Full Name                       Printed name:
                                                 Title:*


Address:                                     Address: